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                                                               EXECUTION VERSION


                               SECURITY AGREEMENT


                  SECURITY AGREEMENT, dated as of August 8, 2000, made by ORBCOMM GLOBAL, L.P. , a Delaware limited partnership (the "Borrower"), in favor of TELEGLOBE HOLDING CORP., a Delaware corporation (the "Lender") pursuant to the Bridge Credit Agreement, dated as of August 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower and the Lender.


                              W I T N E S S E T H:


                  WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make an Advance to the Borrower upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, it is a condition precedent to the obligation of the Lender to make such Advance to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Lender.

                  NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make the Advance to the Borrower, the Borrower hereby agrees with the Lender as follows:

                  1.  Defined Terms.

                  1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory and Investment Property.

         (b) The following terms shall have the following meanings:



                  "Agreement": this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Collateral":  as defined in Section 2.
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                  "Collateral Account": any collateral account established by the Lender as provided in Section 5.3 or Section 9.2.

                  "Contracts": the material contracts and agreements to which the Borrower is party that are material to the conduct of the Borrower's business and operations, as listed in Schedule 1, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Borrower to damages arising out of or for breach or default in respect thereof and (c) all rights of the Borrower to exercise all remedies thereunder.

                  "Copyrights": (i) all material copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any material written agreement naming the Borrower as licensor or licensee (including, without limitation, those listed in Schedule 4), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, to the extent, in each case where the Borrower is a licensee under any such written agreement, the grant by the Borrower of a security interest pursuant to this Agreement is not prohibited by such written agreement.

                  "FCC":  the Federal Communications Commission.

                  "FCC License": any license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction, launch or operation of a commercial non-voice, non-geosynchronous, satellite or "little LEO (low earth orbit)" system.

                  "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the
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         Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Issuer": any Person identified on Schedule 7 attached hereto as an issuer of Pledged Stock.

                  "Obligations": the collective reference to the unpaid principal of and interest on the Advances and all other obligations and liabilities of the Borrower to the Lender (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Advances and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents entered into by the Borrower with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                  "Patents": (a) all material letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 2, and (b) all applications for material letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 2.

                  "Patent License": all material agreements, whether written or oral, providing for the grant by or to the Borrower of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 2.

                  "Pledged Notes": all promissory notes listed on Schedule 7, all notes at any time issued to the Borrower by any Subsidiary and all other promissory notes issued to or held by the Borrower or any Investment Property.

                  "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                  "Pledged Stock": the shares of Capital Stock of the Subsidiaries directly owned by the Borrower listed on Schedule 7, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Borrower while this Agreement is in effect or any Investment Property; provided that, in any case "Pledged Stock" shall not include more than 65% of each class of Capital Stock of any Foreign Subsidiary.
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                  "Proceeds": all "proceeds" as such term is defined in Section
         9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Trademarks": (a) all material trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3, and (b) all renewals thereof.

                  "Trademark License" means any material agreement, written or oral, providing for the grant by or to the Borrower of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.

                  1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Lender a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (a)  all Accounts;

                  (b)  all Chattel Paper;

                  (c)  all Contracts;
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                  (d)  all Copyrights

                  (e) all Copyright Licenses

                  (f) all Documents;

                  (g) all Equipment, including, without limitation, all Equipment located at or used in the operation of any gateway Earth station or gateway control center (except for (i) any Equipment procured under the Gateway Earth Station (GES) Contract dated October 31, 1996 between the Borrower (as successor to ORBCOMM International Partners, L.P.) and ViaSat, Inc. (as successor to Scientific Atlanta, Inc.) (as amended, modified, or supplemented from time to time) to the extent that a GES Acceptance Test Certificate has not been issued with respect thereto and (ii) any Equipment procured under the Gateway Earth Station (GES) Contract dated October 31, 1996 between the Borrower (as successor to ORBCOMM International Partners, L.P.) and COMSAT RSI, Inc. (as amended, modified or supplemented from time to time) to the extent that a GES Acceptance Test Certificate has not been issued and full payment has not been made by the Borrower with respect thereto);

                  (h) all Goods;

                  (i) all General Intangibles;

                  (j) all Instruments;

                  (k) all Inventory;

                  (l) all Patents;

                  (m) all Patent Licenses;

                  (n) all Pledged Securities;

                  (o) all Trademarks;

                  (p) all Trademark Licenses;

                  (q) all FCC Licenses, (1) owned or held by the Borrower (if any) or (2) if owned by another Person, to the extent of any right or interest (including, without limitation, any "right to use" such FCC Licenses) that the Borrower may own or hold with respect thereto, (except to the extent that the Borrower is prohibited from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, provided, however, that such security interest does include, to the maximum extent permitted by law, all rights
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         incident or appurtenant to the FCC Licenses and the right to receive all Proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses);

                  (r) all satellites owned by the Borrower, wherever located;

                  (s) all books and records pertaining to the Collateral; and

                  (t) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                  3. Representations and Warranties. The Borrower hereby represents and warrants that:

                  3.1 Title; No Other Liens. Except for the security interest granted to the Lender pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Lender pursuant to this Agreement or as are permitted pursuant to the Credit Agreement.

                  3.2 Perfected First Priority Liens. Except with respect to each Receivable with a related obligor that is a Government Authority, the security interests granted pursuant to this Agreement (a) upon delivery to the Lender of stock certificates or other documents representing the Pledged Stock (together with undated stock powers duly executed in blank relating thereto), delivery to the Lender of the Pledged Notes, duly endorsed in blank by the Borrower and upon completion of the filings and other actions specified on
Schedule 5 will constitute perfected security interests in the Collateral in favor of the Lenders as collateral security for the Obligations and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens and Liens described on Schedule 4.01(s) to the Credit Agreement.

                  3.3 Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule 6.

                  3.4 Chief Executive Office. The Borrower's chief executive office is located at 21819 Atlantic Boulevard, Dulles, Virginia 20166.

                  3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  3.6 Accounts. No amount payable to the Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.
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                  (a) The place where the Borrower keeps its records concerning its Accounts is at its chief executive office specified in Section 3.4.

                  (b) The amounts represented by the Borrower to the Lender from time to time as owing to the Borrower in respect of the Accounts will at such times be accurate in all material respects.

                  4. Covenants. The Borrower covenants and agrees with the Lender that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated:

                  4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Lender, duly indorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

                  4.2 Maintenance of Insurance. (a) The Borrower will maintain, with financially sound and reputable companies, insurance policies (1) insuring the Inventory, Equipment, Goods and satellites against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Lender and (2) insuring the Borrower and the Lender against liability for personal injury and property damage relating to such Inventory, Equipment, Goods and satellites, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Lender, with losses payable to the Borrower and the Lender as their respective interests may appear.

                  (b) Within 10 days of the Closing Date, the Borrower shall provide evidence of insurance coverage reasonably satisfactory to the Lender and all such insurance shall (1) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Lender of written notice thereof, (2) name the Lender as an insured party, (3) to the extent available, include a breach of warranty clause and (4) be reasonably satisfactory in all other respects to the Lender.

                  4.3 Maintenance of Perfected Security Interest; Further Documentation. (a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any
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financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

                  4.4 Changes in Locations, Name, etc. The Borrower will not:

                  (a) permit any of the Inventory, Equipment or Goods to be kept at a location other than those listed on Schedule 6, except for satellites which have been launched and are in, or will be launched and placed in, a low Earth orbit;

                  (b) change the location of its chief executive office from that specified in Section 3.4; or

                  (c) change its name, identity or organizational structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become seriously misleading;

unless, in each case, it shall have given the Lender at least 20 days' prior written notice of such change and shall have delivered to the Lender at least 5 Business Days prior to such change duly executed financing statements in accordance with the Uniform Commercial Code in form and substance reasonably satisfactory to the Lender.

                  4.5 Further Identification of Collateral. The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

                  4.6 Notices. As soon as it becomes aware of any matter listed in clauses (a) or (b), the Borrower will advise the Lender promptly, in reasonable detail, at their respective addresses for notices provided for in the Credit Agreement of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  5.  Provisions Relating to Receivables.

                  5.1 Borrower Remains Liable under Receivables. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Receivables to observe and perform all the material conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Receivable. The Lender shall not have any obligation or liability under any Receivable (or any
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agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Receivable pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  5.2 Analysis of Receivables. The Lender shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Lender may reasonably require in connection with such test verifications. The Lender may at any time after the occurrence and during the continuance of an Event of Default communicate with the obligors on the Receivables to verify with them to the Lender's satisfaction the existence, amount and terms of any Receivables.

                  5.3 Collections on Receivables. (a) The Lender hereby authorizes the Borrower to collect the Receivables, subject to the Lender's direction and control, and the Lender may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Borrower, (1) shall be forthwith (and, in any event, within two Business
Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Lender if required, in a Collateral Account maintained under the sole dominion and control of the Lender, subject to withdrawal by the Lender only as provided in Section 9.3, and (2) until so turned over, shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower.

                  (b) Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At the Lender's request, the Borrower shall deliver to the Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  5.4 Representations and Warranties. (a) No amount payable to the Borrower under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

                  (b) None of the obligors on any Receivables is a Governmental Authority.
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                  (c) The amounts represented by the Borrower to the Lender from time to time as owing to the Borrower in respect of the Receivables will at such times be accurate in all material respects.

                  5.5 Covenants. (a) Other than in the ordinary course of business consistent with its past practice, the Borrower will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, (v) amend, supplement or modify any Receivable in any manner that could materially and adversely affect the value thereof or (vi) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to a Receivable (other than any right of termination).

                  (b) The Borrower will deliver to the Lender a copy of each material demand, notice or document received by it that questions the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  6.  Provisions Relating to Contracts.

                  6.1 Borrower Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract. The Lender shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Contract pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.2 Communication With Contracting Parties. The Lender may at any time after the occurrence and during the continuance of an Event of Default communicate with parties to the Contracts to verify with them to the Lender's satisfaction the existence, amount and terms of any Contracts.

                  6.3 Representations and Warranties. (a) No consent of any party (other than the Borrower) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

                  (b) Each Contract is in full force and effect and, to the best of the Borrower's knowledge, constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and
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other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  (d) Except as otherwise set forth on Schedule 1, neither the Borrower nor (to the best of the Borrower's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a material adverse effect.

                  (e) The right, title and interest of the Borrower in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (f) No amount payable to the Borrower under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

                  (g) None of the parties to any Contract is a Governmental Authority.

                  6.4 Covenants. (a) The Borrower will not, without the Lender's prior written consent, amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

                  (b) The Borrower will deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

                  7.  Provisions Relating to Intellectual Property.

                  7.1 Representations and Warranties. Schedules 2, 3 and 4 list all material Intellectual Property that are registered Copyrights, Copyright Licenses, Patents, Patent Licenses, registered Trademarks, Trademark Licenses and other material Trademarks currently in use and/or owned by the Borrower in its own name on the date hereof.

                  (a) On the date hereof, all material registered Copyrights, Copyright Licenses, Patents, Patent Licenses, registered Trademarks, Trademark Licenses and other material Trademarks currently in use or owned by the Borrower are valid, subsisting, unexpired and

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enforceable, have not been abandoned and, to the best of the Borrower's knowledge, do not infringe in any material respect the intellectual property rights of any other Person, except as disclosed in Schedules 2, 3 and 4.

                  (b) Except as set forth in Schedules 2, 3 and 4, on the date hereof, none of the Intellectual Property owned by Borrower is the subject of any licensing or franchise agreement.

                  (c) Except as disclosed in Schedules 2, 3 and 4, on the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or the Borrower's rights in, any Intellectual Property owned by Borrower in any respect that could reasonably be expected to have a material adverse effect.

                  (d) Except as disclosed in Schedules 2, 3 and 4, no action or proceeding is pending, or, to the knowledge of the Borrower, threatened, on the date hereof (1) seeking to limit, cancel or question the validity of any material registered Copyrights, Copyright Licenses, Patents, Patent Licenses, registered Trademarks, Trademark Licenses and other material Trademarks currently in use or owned by the Borrower or the Borrower's ownership interest therein, or (2) which, if adversely determined, would have a material adverse effect on the value of such Intellectual Property.

                  7.2  Covenants.

                  (a) The Borrower (either itself or through licensees) will (1) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (2) maintain in all material respects as in the past the quality of products and services offered under such Trademark, (3) employ such Trademark with the appropriate notice of registration, (4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender shall obtain a perfected security interest in such mark pursuant to this Agreement, and (5) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or otherwise impaired.

                  (b) The Borrower will not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

                  (c) The Borrower (either itself or through licensees) (1) will employ each material Copyright and (2) will not do (and will use commercially reasonable efforts to prevent any licensee or sublicensee thereof from doing) any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. The Borrower will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (d) The Borrower will notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any material Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Borrower's ownership of any material Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.

                  (e) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall report such filing to the Lender within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Lender may reasonably request to evidence the Lender's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby.

                  (f) The Borrower will take all commercially reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (g) In the event that any material Intellectual Property owned by Borrower is infringed, misappropriated or diluted by a third party, the Borrower shall (i) take such actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and
(ii) if such Intellectual Property is of material economic value, promptly notify the Lender after it learns thereof and, if the Lender so directs, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  8.  Provisions Relating to Pledged Securities.

                  8.1 Representations and Warranties. Except as disclosed on
Schedule 7 hereto, the shares of Pledged Stock pledged or to be pledged by the Borrower hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Borrower.

                  (a) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (b) To the best of the Borrower's knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  8.2 Covenants. (a) If the Borrower shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer or any Investment Property, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Borrower shall accept the same as the agent of the Lender, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received, duly indorsed by the Borrower to the Lender, if required, together with an undated stock power covering such certificate duly executed in blank by the Borrower and with, if the Lender so requests, signature guaranteed, to be held by the Lender, subject to the terms hereof, as additional collateral security for the Obligations; provided, however, that in no event shall the amount of Pledged Stock held by the Lender hereunder exceed 65% of each class of Capital Stock of any Foreign Subsidiary. After the occurrence and during the continuance of a Default or Event of Default, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Lender to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Lender, be delivered to the Lender to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Lender, the Borrower will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii)
except as permitted by the Credit Agreement, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Lender to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                  9. Remedies.

                  9.1 Notice to Obligors and Contract Parties. Upon the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Lender and that payments in respect thereof shall be made directly to the Lender.

                  9.2 Proceeds to be Turned Over To Lender. In addition to the rights of the Lender specified in Section 5.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Lender in the exact form received by the Borrower (duly indorsed by the Borrower to the Lender, if required) and held by the Lender in a Collateral Account maintained under its the sole dominion and control. All Proceeds while held by the Lender in a Collateral Account (or by the Borrower in trust for the Lender) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 9.3.

                  9.3 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Lender, or, if an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations, and any part of such funds which the Lender elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Lender to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have expired or otherwise been terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  9.4 Code Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  9.5 Certain Regulatory Requirements. With respect to all FCC Licenses (1) owned or held by the Borrower (if any) or (2) if owned by another Person, to the extent of any right or interest (including, without limitation, any "right to use" such FCC Licenses) that the Borrower may own or hold with respect thereto:

                  (a) The Borrower shall take all action that the Lenders may reasonably request in the exercise of its rights and remedies hereunder, which include the right to require the Borrower to transfer or assign (1) the FCC Licenses (to the extent the Borrower owns any FCC Licenses) or (2) to the extent such FCC Licenses may be owned by another Person, any right or interest (including, without limitation, any "right to use" such FCC Licenses) that the Borrower may own or hold with respect thereto, to any party or parties. In furtherance of this right, the Borrower shall (1) cooperate fully with the Lender in obtaining all approvals and consents from the FCC, each other Governmental Authority or any other Person that the Lender may reasonably deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses or, if applicable, whatever right or interest (including, without limitation, any "right to use" such FCC Licenses) the Borrower may hold with respect thereto, and (2) prepare, execute and file with the FCC, any other Governmental Authority or any other Person any application, request for consent, certificate or instrument that the Lender may reasonably deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses or, if applicable, whatever right or interest (including, without limitation, any "right to use" such FCC Licenses) the Borrower may hold with respect thereto. If the Borrower fails to execute such applications, requests for consent, certificates or instruments, the clerk of any court that has jurisdiction over the Collateral Documents may execute and file the same on behalf of the Borrower.

                  (b) Notwithstanding anything to the contrary contained herein,

                  (1) the Lender will not take any action hereunder that would constitute or result in any transfer of control of the FCC Licenses without obtaining all necessary FCC and other Governmental Authority approvals. The Lender shall be entitled to rely on the advice of FCC counsel selected by it to determine whether FCC approval or other Governmental Authority approvals are required, and

                  (2) the Lender shall not foreclose on, sell, transfer or otherwise dispose of, or exercise any right to control the FCC Licenses as provided herein, unless such action is taken in accordance with the provisions of the Communications Act of 1934, as from time to time amended, and the applicable rules, regulations and policies of the FCC and any other Governmental Authority.

                  (c) The Borrower acknowledges that the approval of the FCC, each other appropriate Governmental Authority and each other appropriate Person to the assignment of the FCC Licenses, or the Borrower's rights and interests therein, is integral to the Lender's realization of the value of the Collateral, including the FCC Licenses and the Borrower's rights and interests therein, that there is no adequate remedy at law for failure by the Borrower to comply with the provisions of this Section 9.5 and that such failure could not be adequately compensable in damages. Therefore, the Borrower agrees that the provisions of this Section 9.5 may be specifically enforced.

                  10. Lender's Appointment as Attorney-in-Fact; Lender's Performance of Borrower's Obligations.

                  10.1 Powers. The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

                  (a) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (b) in the case of any Copyright, Patent or Trademark, execute and deliver any and all agreements, instruments, documents and papers as the Lender may reasonably request to evidence the Lender's security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

                  (c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (d) execute, in connection with any sale provided for in
         Section 9.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (e) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct;
         (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (7) assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and its security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

         Anything in this Section to the contrary notwithstanding, the Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default shall have occurred and be continuing.

                  10.2 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  10.3 Borrower's Reimbursement Obligation. The expenses of the Lender incurred in connection with actions undertaken as provided in this Section, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Advances under the Credit Agreement, from the date of payment by the Lender to the date reimbursed by the Borrower, shall be payable by the Borrower to the Lender on demand.

                  10.4 Ratification; Power Coupled With An Interest. The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  11. Duty of Lender. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. The Lender and its officers, directors, employees or agents shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                  12. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Borrower authorizes the Lender to file financing statements with respect to the Collateral without the signature of the Borrower in such form and in such filing offices as the Lender reasonably determines appropriate to perfect the security interests of the Lender under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  13. Notices. All notices, requests and demands to or upon the Lender or the Borrower hereunder shall be effected in the manner provided for in
Section 7.02 of the Credit Agreement.

                  14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  15. Amendments in Writing; No Waiver; Cumulative Remedies.

                  15.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Lender, provided that any provision of this Agreement imposing obligations on the Borrower may be waived by the Lender in a written instrument executed by the Lender.

                  15.2 No Waiver by Course of Conduct. The Lender shall not by any act (except by a written instrument pursuant to Section 15.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

                  15.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  16. Releases. At such time as the Obligations shall have been paid in full the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower. At the request and sole expense of the Borrower following any such termination, the Lender shall deliver to the Borrower any Collateral held by the Lender hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                  17. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  18. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lender and its successors and assigns.

                  19. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                           ORBCOMM GLOBAL, L.P.

                                           By:_________________________________
                                           Name:
                                           Title: Chief Executive Officer

                                           By:  Teleglobe Mobile Partners
                                           Its General Partner

                                           By: Teleglobe Mobile Investment, Inc.
                                           Its Managing Partner

                                           By:_________________________________
                                           Name:  Andre Bourbonnais
                                           Title: